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                                                                   Exhibit 10.3




                      RESTATED INVESTORS RIGHTS AGREEMENT

         This Restated Investors Rights Agreement is entered into and made effective as of March 31, 2000 by and among Triton Network Systems, Inc., a Delaware corporation (the "Company") and the investors designated on Schedule A attached hereto or on the signature pages hereto (each an "Investor" and collectively the "Investors").

         Pursuant to a Restated Investors Rights Agreement dated as of October 18, 1999 (the "Prior Agreement"), the Company has granted certain rights to holders of its Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. The Company is entering into an Acquisition and License Agreement with International Business Machines Corporation; and in connection therewith, the Company is issuing shares of Series C Preferred Stock. The Company has also entered into an equipment lease financing with FINOVA Capital Corporation and is issuing FINOVA a warrant to purchase shares of the Company's Common Stock. The Company and Investors holding 67% of the Registrable Securities wish to amend this Agreement to include shares issued to IBM and FINOVA as Registrable Securities.

         NOW, THEREFORE, the Company and the Investors hereby agree that the Prior Agreement shall be amended and restated by this Agreement, and the parties hereto further agree as follows:

         1.       Information and Observation Rights.

                  1.1 Financial Information. The Company will provide to each Investor and L.H. Friend, Weinress, Frankson & Presson, Inc. (and its affiliates) the following information:

                           (a)      As soon as practicable after the end of
each fiscal year, and in any event within 90 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors. At least thirty (30) days prior to the beginning of each fiscal year, the Company will furnish to each Investor an annual budget and operating plans for such fiscal year.

                           (b)      So long as an Investor (and its affiliates)
or L.H. Friend, Weinress, Frankson & Presson, Inc. (and its affiliates) holds at least 100,000 shares of the Company's Preferred Stock or Common Stock (or Common Stock issuable upon conversion of Preferred Stock or a Warrant exercisable for shares of Common Stock or a combination thereof), as soon as practicable after the end of each month and in any event within 20 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such month, consolidated statements of income, consolidated statements of changes in financial condition, and a consolidated statement of cash flow of the Company and its subsidiaries for such period and for the current fiscal year






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to date, and setting forth in each case in comparative form the figures for corresponding periods in the previous fiscal year, and setting forth in comparative form the budgeted figures for such period and for the current fiscal year then reported, prepared in accordance with GAAP (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

                  1.2 Additional Information. So long as an Investor (and its affiliates), or L.H. Friend, Weinress, Frankson & Presson, Inc. (and its affiliates) holds at least 100,000 shares of the Company's Preferred Stock or Common Stock (or Common Stock issuable upon conversion of Preferred Stock or a warrant exercisable for shares of Common Stock or a combination thereof), the Company will allow such stockholder or such stockholder's representative to visit and inspect any of the properties of the Company (upon reasonable advance notice). The Company will deliver or provide to any Investor with reasonable promptness, (i) copies of all notices, minutes, consents and the like provided to the Board of Directors of the Company, and (ii) such other information and data, including access to books, records, officers and accountants, with respect to the Company and its subsidiaries as any such Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated to provide any information that it reasonably considers in good faith to be a trade secret or to contain confidential or classified information.

                  1.3 Board Observation Rights. Representatives of Bessemer Venture Partners, Advent International Corporation, Adams Capital, TeleSoft Partners IA, L.P., Chase Venture Capital Associates, L.P., MeriTech Capital Partners and William Jones & Associates shall be entitled (i) to attend as observers all meetings of the Board of Directors, including meetings held in person or by conference call, and (ii) to receive all notices of Board meetings and Board actions and all written materials provided to the Board of Directors at the same time as such notices and materials are provided to the Board of Directors.

                  1.4 Termination of Covenants. The rights set forth in Sections 1.1, 1.2 and 1.3 shall terminate and be of no further force or effect upon the closing of a public offering of the Company's securities pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended, or on the date the Company otherwise becomes subject to the reporting requirements under Section 13 or 15(d) of the Securities Exchange Act, as amended, whichever first occurs.

         2.       Registration Rights.

                  2.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                           (a)      "Commission" shall mean the Securities and
Exchange Commission or any other federal agency at the time administering the Securities Act.

                           (b)      "Founders" shall mean the persons listed on
Exhibit B of the Co-Sale Agreement dated November 7, 1997.




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                           (c)      "Outside Director" shall mean a member of
the Board of Directors of the Company, who is not a representative of any Preferred Stock Holder, a Founder, an officer of the Company (other than the Chairman) or a member of the board of directors of Military Commercial Technologies, Inc.

                           (d)      "Preferred Holder" shall mean an Investor
holding the Preferred Stock of the Company or the Common Stock issuable on the conversion thereof.

                           (e)      "Holder" shall mean an Investor holding
Registrable Securities or securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Section 2 have been transferred in accordance with Section 2.11 hereof.

                           (f)      "Initiating Holders" shall mean any Holder
or Holders who in the aggregate hold at least 20% of the shares of Common Stock issuable upon conversion of the Preferred Stock.

                           (g)      "Registrable Securities" means (i) the
Common Stock issuable upon conversion of the Series A, Series B and Series C Preferred Stock, including Series C Preferred Stock issued to IBM Corporation;
(ii) Common Stock issued to L3 Communications Corporation ("L3"); (iii) all shares of Common Stock held by the Founders as of the date of this Agreement,
(iv) the Common Stock issuable upon exercise of warrants held by LH. Friend, Weinress, Frankson & Presson, Inc. and certain of its affiliates; (v) all shares of Common Stock held by Outside Directors of the corporation, (vi) the Common Stock issuable upon the exercise of warrants held by Lighthouse Capital Partners II, L.P., Comdisco Ventures, Inc., and FINOVA Capital Corporation
(vii) Common Stock issued to Lockheed Martin Corporation ("Lockheed") in exchange for termination of Lockheed's right to receive royalty payments under the License Agreement dated June 12, 1997, and (viii) any Common Stock of the Company issued or issuable in respect of the Series A, Series B or Series C Preferred Stock or other securities issued or issuable pursuant to the conversion of the Series A, Series B or Series C Preferred Stock upon any stock split, stock dividend, recapitalization, or similar event; provided however that shares of Common Stock or other securities shall only be treated as Registrable Securities (A) if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) prior to the date such securities have been sold or, together with all other shares of Common Stock or other securities held by a given Holder, are available for immediate sale in a transaction exempt from the prospectus delivery requirements of the Securities Act so that all transfer restrictions and legends with respect thereto are removed upon the consummation of such sale. The term "Class I Registrable Securities" shall refer to Registrable Securities held by Preferred Holders and Lockheed Martin Corporation, the term "Class II Registrable Securities" shall refer to Registrable Securities held by the Founders and Outside Directors, and the term "Class III Registrable Securities" shall refer to all other Registrable Securities.

                           (h)      The terms "register," "registered" and
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.




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                           (i)      "Registration Expenses" shall mean all
expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single counsel to for the Holders, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                           (j)      "Restricted Securities" shall mean the
securities of the Company required to bear a legend indicating that transfer is restricted in the absence of registration.

                           (k)      "Securities Act" shall mean the Securities
Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                           (l)      "Selling Expenses" shall mean all
underwriting discounts, selling commissions and stock transfer taxes and costs of special counsel to the Holders, if any, applicable to the securities registered by the Holders.

                  2.2      Requested Registration.

                           (a)      Request for Registration. In case the
Company shall receive from Initiating Holders (excluding Founders and Outside Directors) a written request that the Company effect any registration, qualification or compliance with respect to at least 20% of the shares of Registrable Securities held by such Initiating Holders (or a lesser percentage if the anticipated gross proceeds from the offering exceed $2,000,000), the Company will (i) within ten days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders and (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.2(a):

                                    (i)      Prior to one year following the
effective date of the Company's first registered public offering of its securities;

                                    (ii)     After the Company has effected two
registrations pursuant to this Section 2.2(a), which registrations have been declared or ordered effective;




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                                    (iii)    If the Company shall furnish to
such Holders a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its stockholders for a registration statement to be filed at such time, then the Company's obligation to make such filing shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

                           (b)      Underwriting. In the event that a
registration pursuant to this Section 2.2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.2(a). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this
Section 2.2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

         The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the majority of the Holders proposing to distribute their securities through such underwriting and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first among the holders of Class I Registrable Securities, in proportion, as nearly as practicable, to the respective amounts of Class I Registrable Securities held by such Holders at the time of filing the registration statement, second, among the holders of Class II Registrable Securities in proportion, as nearly as practicable, to the respective amount of Class II Registrable Securities held by such Holders at the time of filing the Registration Statement, and third, the balance, if any, shall be allocated among the holders of Class III Registrable Securities in proportion, as nearly as practicable, to the respective amount of Class III Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

         If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.

                  2.3      Company Registration.

                           (a)      Notice of Registration. If at any time or
from time to time the Company shall determine to register any of its securities, either for its own account or the account of




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a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, the Company will (i) give to each Holder written notice thereof at least 30 days prior to filing, and (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company, by any Holder.

                           (b)      Underwriting. If the registration of which
the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to 2.3(a). In such event the right of any Holder to registration pursuant to 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.3, if the managing underwriter or Company determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or completely exclude the Registrable Securities and other securities to be distributed through such underwriting; provided, however, that in an underwriting other than the Company's initial public offering of equity securities, the amount of Registerable Securities to be sold by the Holders in the underwriting may not be reduced below 25% of the total number of shares to be sold in the offering. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation (or exclusion, if applicable) and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated (if applicable) first among the holders of Class I Registrable Securities, in proportion, as nearly as practicable, to the respective amounts of Class I Registrable Securities held by such Holders at the time of filing the registration statement, second, among the holders of Class II Registrable Securities, in proportion, as nearly as practicable, to the respective amounts of Class II Registrable Securities held by such Holders at the time of filing the registration statement, and third, the balance, if any, shall be allocated among the holders of Class III Registrable Securities in proportion, as nearly as practicable, to the respective amounts of Class III Registrable Securities held by such Holders at the time of filing the registration statement. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than 67% of the Registrable Securities proposed to be sold in the offering. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares.

         If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                           (c)      Right to Terminate Registration. The
Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness




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of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

                           (d)      Superior Rights. The Company shall not
grant rights superior to any stockholder under Sections 2.2, 2.3 or 2.4 without the written consent of the holders of at least 67% of the Preferred Stock or Common Stock issuable upon conversion of the Preferred Stock.

                  2.4      Registration on Form S-3.

                           (a)      Request for Registration. If any Holder or
Holders (other than the Founders and L3) request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short-term registration statement, for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall:

                                    (i)      promptly give written notice of
the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                                    (ii)     as soon as practicable effect such
registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4(a):

                                             (1)      in any particular
jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                             (2)      more than twice in any
twelve month period; or

                                             (3)      if the Company shall
furnish to such Holders a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its stockholders for a registration statement to be filed at such time, then the Company's obligation to make such filing shall be deferred for a period not to exceed 60 days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.




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                           (b)      Covenants and Underwriting. After the
Company's first registered public offering of its securities, the Company will use its best efforts to qualify for Form S-3 registration or a similar short-form registration. The provisions of Section 2.2(b) shall be applicable to each registration initiated under Section 2.4(a).

                  2.5 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.2, 2.3 and 2.4 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata with the Company and among each other on the basis of the number of shares so registered. In addition, the expenses in excess of $15,000 of any special audit required in connection with a requested registration shall be borne pro rata by the selling stockholders.

                  2.6 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                           (a)      Prepare and file with the Commission a
registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the distribution described in the Registration Statement has been completed (up to a maximum of 90 days);

                           (b)      Prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (c)      Furnish to the Holders participating in
such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

                           (d)      Enter into and perform its obligations
under a written underwriting agreement in customary form and substance reasonably satisfactory to the Company, the Holders and the managing underwriter or underwriters of the public offering of such securities, if the offering is to be underwritten in whole or in part;

                           (e)      Use its best efforts to register or qualify
the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request within ten (10) days prior to the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;




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                           (f)      Notify each Holder of Registrable
Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           (g)      Furnish, at the request of any Holder
requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

                           (a)      To the extent permitted by law, the Company
will indemnify and hold harmless each selling Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this
Section 3, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with any such registration, qualification or compliance ("Violation"), and the Company will reimburse each such Holder, each of its officers, directors, partners, and legal counsel and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing




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or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

                           (b)      To the extent permitted by law, each Holder
will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, and legal counsel, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, partners and legal counsel and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any Violation, will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such Violation is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the net proceeds to each such Holder of Registrable Securities sold as contemplated herein. This indemnity agreement shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the written consent of the Holder, which consent shall not be unreasonably withheld. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 2 providing for any indemnification or contribution on the part of such Holder greater than the Holder's obligations under this Section 2.8(b).

                           (c)      Each party entitled to indemnification
under this Section 2.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified




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Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                           (d)      If the indemnification provided for in this
Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

                  2.9 Information by Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
Section 2 with respect to the Registrable Securities of any selling Holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities.

                  2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                           (a)      Make and keep public information available,
as those terms are defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                           (b)      Use its best efforts to file with the
Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

                           (c)      So long as an Investor owns any Restricted
Securities, upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

                  2.11 Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 2.2, 2.3 and
2.4 may be assigned (i) to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder of not less than 100,000 shares of Registrable Securities or such lesser number if such shares constitute all of the Registrable Securities then held by such Holder, (ii) to any transferee or assignee who is a constituent partner or member or retired partner of a Holder or the estate of such partner, or to any transferee or assignee who is a family member of the Holder or a trust for the benefit of the Holder or any family member of the Holder or a parent corporation or subsidiary corporation of the Holder or (iii) pursuant to the terms of that certain co-investment letter by and among certain Investors and TeleSoft Management, L.L.C., provided that, with respect to each such transfer or assignment, the Company be given prior written notice of the transfer, the transferee or assignee agree in writing to all provisions contained in this Section 2 and that such transfer otherwise be effected in accordance with applicable securities laws.

                  2.12 Standoff Agreement. Each Holder agrees in connection with the Company's initial public offering of the Company's securities, upon request of the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters provided that all directors, officers and one percent (1%) stockholders are subject to a similar standoff agreement.

                  2.13 Termination of Registration Rights. The rights granted under this Section 3 shall terminate on the first to occur of (i) the fifth anniversary of the consummation of the initial underwritten public offering of the Company's securities pursuant to a effective registration statement filed under the Securities Act, or (ii) as to any Holder, the date on which such Holder is able to offer for sale all of its Registrable Securities within a given three-month period pursuant to Rule 144 of the Securities Act.

         3.       Right of First Offer.

                  3.1 General. Except for (i) conversion rights applicable to the Company's Preferred Stock, (ii) securities issued pursuant to an underwritten public offering pursuant to an effective registration statement under the Securities Act, (iii) securities issued pursuant to the Company's acquisition of another corporation by merger, purchase of substantially all the assets or other corporate reorganization, (iv) securities issued in connection with any stock split or stock dividend of the Company, (v) securities issued after the date hereof to employees, officers, directors or consultants of the Company pursuant to stock purchase or stock option plans, stock bonuses or awards, contracts or other arrangements that are approved by the Company's board of directors,

(vi) warrants or other securities issued to financial institutions or commercial lenders in connection with equipment financing transactions approved by the Company's board of directors and (vii) securities issued in connection with strategic corporate partner agreements approved by the Company's board of directors, the Company will not, nor will it permit any subsidiary to, authorize or issue any shares of stock of the Company of any class and will not authorize, issue or grant any options, warrants, conversion rights or other rights to purchase or acquire any shares of stock of the Company of any class without offering the Investors the right of first refusal described below. In the event the Company grants subsequent purchasers any rights of first refusal or registration rights which are, in the good faith judgment of the Board of Directors, superior to those granted to the Holders pursuant to this Agreement, then the Holders shall receive such rights. Notwithstanding anything to the contrary contained herein or in the Prior Agreement, the undersigned holders of not less than 67% of the Registrable Securities hereby agree, on behalf of all Holders, that the rights to participation and notice under Section 3 of the Prior Agreement shall not apply to the offer and sale of shares of the Company's Series C Preferred Stock sold pursuant to that certain Series C Preferred Stock Purchase Agreement of date even herewith.

         3.2      Right of First Offer.

                           (a)      Each Investor and Military Commercial
Technologies, Inc. shall have a right of first refusal to purchase an amount of equity securities of the Company of any class or kind which the Company proposes to sell (other than the issuance of shares contemplated by Section 3.1 above) sufficient to maintain such Investor's proportionate beneficial ownership interest in the Company. If the Company wishes to make any such sale of its securities, it shall give the Investors written notice of the proposed sale. The notice shall set forth (i) the Company's bona fide intention to offer such shares and (ii) the material terms and conditions of the proposed sale (including the number of shares to be offered and the price, if any, for which the Company proposes to offer such shares), and shall constitute an offer to sell such securities to the Investors on such terms and conditions. Any Investor may accept such offer by delivering a written notice of acceptance to the Company within sixty (60) days after receipt of the Company's notice of the proposed sale. Any Investor exercising its right of first refusal shall be entitled to participate in the purchase of such securities on a pro rata basis to the extent necessary to maintain such Investor's proportionate beneficial ownership interest in the Company (for purposes of determining the pro rata interest of the Investor, any Investor or other security holder shall be treated as owning that number of shares of Common Stock into which any outstanding convertible securities may be converted and for which any outstanding options or warrants may be exercised). The Company shall promptly, in writing, inform each Investor which elects to purchase its pro rata portion of such shares of any other Investor's failure to do so, in which case the Investors electing to purchase such shares shall have the right to purchase all or a portion of such shares on a pro rata basis, on terms no less favorable to the Investor, for a period of 120 days. An Investor shall be entitled to apportion the right of first refusal hereby granted among itself and its partners, affiliates and related parties in such proportions it deems appropriate. If the Investor does not accept such offer within sixty (60) days, then that portion of the shares which is not purchased may be offered to other parties on terms no less favorable to the Company for a period of 120 days.

                           (b)      In lieu of delivering Notice to the
Investors prior to the sale of Company offered securities to third parties, as provided in Section 3, above, the Company may elect first to sell Company offered securities to third parties and then to offer Investors the opportunity to purchase their pro rata portions of the Company offered securities. Such offer shall remain in effect for sixty (60) days after notice to the Investors and, if accepted, the closing of the sale of Company offered securities shall occur within sixty (60) days after the date of the acceptance notice.

                  3.3 Expiration of Right of First Refusal. The right of first refusal granted under this Agreement shall expire when a sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with a firm commitment underwritten offering of its securities to the general public is consummated.

                  3.4 Assignment. The right of first refusal granted under this Section 3 may be assigned (i) to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder of not less than 50,000 shares of Registrable Securities, or such lesser number if such shares constitute all of the registrable securities then held by such holder, (ii) to any transferee or assignee who is a constituent, member or partner or retired partner of a Holder of the estate of such partner, or to any transferee or assignee who is a family member of the Holder or a trust for the benefit of the Holder or any family member of the Holder or any parent corporation or subsidiary corporation of the Holder, or (iii) pursuant to the terms of that certain co-investment letter by and among certain Investors and TeleSoft Management, L.L.C., provided that, with respect to each such transfer or assignment, the Company be given prior written notice of the transfer, the transferee or assignee agree writing to all provisions contained in this
Section 3 and that such transfer otherwise be effected in accordance with applicable laws.

         4.       SBIC.

                  4.1 Non-Discrimination. So long as TeleSoft Partners IA, L.P. ("TeleSoft") and Chase Venture Capital Associates, L.P. ("Chase") hold any securities of the Company, the Company will at all times comply with the non-discrimination requirements of 13 C.F.R. Parts 112, 113 and 117.

                  4.2 Form 468. Within 45 days after the end of each fiscal year and at such other times as TeleSoft or Chase, may reasonably request, the Company shall deliver to TeleSoft or Chase, as the case may be, a written assessment, in form and substance reasonably satisfactory to them in order to permit them to file SBA Form 468, of the economic impact of their financing specifying the full-time equivalent jobs created or retained in connection with such investment and the impact of the financing on the Company's business in term of profits and on taxes paid by the Company and the employees. Upon request, the Company promptly (and in any event within 20 days of such request) will furnish to TeleSoft and Chase all information reasonably requested by them in order for them to comply with the requirements of 13 C.F.R. Section 107.620 or to prepare and file SBA Form 468 and any other information requested or required by the SBA or any other similar governmental agency asserting jurisdiction over such investor. The Company shall afford to representatives of the SBA reasonable access to the books, records, and properties of the Company and its subsidiaries in accordance with 13 C.F.R.
Section 107.620(c). Any submission of any financial information under this paragraph shall include a certificate of the Company's president, chief executive officer, treasurer or chief financial officer.

                  4.3 Stockholder Increase. So long as TeleSoft and Chase hold any securities of the Company, the Company shall notify them (i) at least 15 days prior to taking any action after which the number of record holders of the Company's voting securities would be increased from fewer than 50 to 50 or more, and (ii) of any other action or occurrence after which the number of record holders of the Company's voting securities was increased (or would increase) from fewer than 50 to 50 or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur.

                  4.4 Ineligibility. In the event that the Company becomes a business ineligible for financing pursuant to 13 C.F.R. Section 107.720 during the 12 month period following TeleSoft's or Chase's acquisition of the Company's Preferred Stock (an "Ineligibility Event"), the Company acknowledges that without SBA approval, TeleSoft and Chase will not be permitted to retain its investment in the Company. Accordingly, following the occurrence of an Ineligibility Event, the Company agrees to use its reasonable commercial efforts to facilitate a transfer of any securities then held by them.

         5.       Miscellaneous.

                  5.1 Waivers and Amendments. With the written consent of the Company and the Holders of more than 67% of the Registrable Securities, the obligations of the Company and the rights of the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent, the Company, when authorized by resolution of its board of directors, may amend this Agreement or enter into a supplementary agreement for the purpose of adding any provisions of this Agreement; provided, however, that (i) any amendment to this Agreement which solely adds as new Investors parties who purchase Series C Preferred Stock of the Company subsequent to the date hereof shall not require any approval by the Holders of Registrable Securities and may be effected by adding additional signature pages and Additional Schedule I pages hereto and (ii) no such waiver or supplemental agreement shall reduce the above percentage of Registrable Securities, the Holders of which are required to consent to any waiver or supplemental agreement, without the consent of the record or beneficial holders of all of the Registrable Securities. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing. Any amendment, waiver or supplementary agreement effected in accordance with this paragraph shall be binding upon each Holder or any Registrable Securities then outstanding, each future Holder of all such Registrable Securities and the Company.

                  5.2      Additional Investors. Notwithstanding the foregoing
Section 5.1, the Company may add as a "Holder" a commercial lending institution that has loaned funds to the Company, or an equipment lessor to the Company, with respect to securities issued to such commercial lending institution or equipment lessor in connection with such loan or lease of equipment, without obtaining the consent of the Holders. Any party added to this Agreement pursuant to this Section 5.2 shall be deemed a Holder of Class III Registrable Securities.

                  5.3 Termination of Prior Agreements. The Investors, as holders of more than 67% of the registrable securities under the Prior Agreement, hereby amend and restate the Prior Agreement to read as set forth in this Agreement.

                  5.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be deemed effectively given upon personal delivery, delivery by nationally recognized courier or upon deposit with the United States Post Office, (by first class mail, postage prepaid) addressed: (a) if to the Company, at 8529 SouthPark Circle, Orlando, FL 32819 (or at such other address as the Company shall have furnished to the Holders in writing) attention of President with a copy to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304, Attention Michael J. Danaher, Esq. and (b) if to a Holder, at the latest address of such person shown on the Company's records.

                  5.5 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

                  5.6 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

                  5.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

                  5.8 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  5.9 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

                  5.10 Entire Agreement. This Agreement supersedes any and all prior agreements to which the Investors may be a party, or under which they are entitled to rights with respect to the registration of the Company's stock and the other matters contemplated hereby, and constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

                  5.11 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Investor under this Agreement are several rights, not rights jointly held with any other Investors. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Investor shall not affect the validity, legality or enforceability of this Agreement with respect to the other Investors. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

                  5.12 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.



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